Exhibit 4.3

ANIXTER INC.
the Company,
ANIXTER INTERNATIONAL INC.
the Guarantor
and
WELLS FARGO BANK, National Association,
as Trustee

Third Supplemental Indenture
Dated as of November 12, 2018

Table of Contents

Page

ARTICLE One	SCOPE OF SUPPLEMENTAL INDENTURE 2

Section 101.	Scope 2

ARTICLE Two	DEFINITIONS 2

Section 201.	Definitions and Other Provisions of General Application 2

ARTICLE Three	AMENDMENTS TO INDENTURE AND NOTES 3

Section 301.	Amendments to Base Indenture. 3

Section 302.	Amendments to First Supplemental Indenture 3

Section 303.	Amendments to Notes 3

ARTICLE Four	MISCELLANEOUS 4

Section 401.	Trust Indenture Act of 1939 4

Section 402.	Governing Law 4

Section 403.	Counterparts 4

Section 404.	Separability 4

Section 405.	Ratification 4

Section 406.	Effectiveness 5

Section 407.	Endorsement and Change of Form of Notes 5

Section 408.	Successors 5

Section 409.	Trustee's Disclaimer 5

THIRD SUPPLEMENTAL INDENTURE
THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of November 12, 2018, by and among Anixter Inc., a Delaware corporation (the “Company”), Anixter International Inc., a Delaware corporation, as Guarantor (the “Guarantor”), and Wells Fargo, National Association, a national banking association, as trustee (the “Trustee”).
RECITALS OF THE COMPANY
WHEREAS, the Company, the Guarantor and the Trustee executed and delivered an Indenture, dated as of April 30, 2012 (the “Base Indenture” and as supplemented by a First Supplemental Indenture, dated as of April 30, 2012 (the “First Supplemental Indenture”), a Second Supplemental Indenture, dated as of September 23, 2014 (the “Second Supplemental Indenture”), and by this Third Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of its debentures, notes or other evidences of indebtedness (the “Securities”);
WHEREAS, the Company issued its 5.625% Senior Notes due 2019 (the “Notes”) pursuant to the Base Indenture and the First Supplemental Indenture;
WHEREAS, $350,000,000 in aggregate principal amount of the Notes are currently outstanding;
WHEREAS, Section 902 of the Indenture provides that, with the consent of the Holders of at least a majority in aggregate principal amount of a series of Securities then outstanding, the Company, the Guarantor and the Trustee may enter into an indenture supplemental to the Indenture for the purpose of amending or supplementing the Indenture or the Securities of such series (subject to certain exceptions);
WHEREAS, the Company desires to enter into, and has requested the Trustee to join with it and the Guarantor in entering into, this Third Supplemental Indenture for the purpose of amending the Base Indenture, the First Supplemental Indenture and the Notes in certain respects as permitted by Section 902 of the Indenture with respect to the Notes;
WHEREAS, the Company has been soliciting consents to this Third Supplemental Indenture upon the terms and subject to the conditions set forth in its Offer to Purchase and Consent Solicitation Statement dated October 29, 2018 and the Consent and Letter of Transmittal (which together, including any amendments, modifications or supplements thereto, constitute the “Tender Offer”);
WHEREAS, the Company has received to this Third Supplemental Indenture the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes (excluding any Notes owned by the Company, the Guarantor or any of their respective Affiliates), all as certified by a certificate of the depositary with respect to the Tender Offer;
WHEREAS, all things necessary to make this Third Supplemental Indenture a legal and binding supplement to the Base Indenture, the First Supplemental Indenture and the Notes in accordance with its terms and the terms of the Base Indenture, the First Supplemental Indenture and the Notes have been done;
WHEREAS, pursuant to Sections 102, 602 and 903 of the Base Indenture, an Officers’ Certificate and an Opinion of Counsel have been delivered to the Trustee each stating that the execution and delivery of this Third Supplemental Indenture is authorized or permitted by the Base Indenture, the First Supplemental Indenture and the Notes, and that the Company and the Guarantor have complied with all conditions precedent provided for in the Base Indenture, the First Supplemental Indenture and the Notes relating to this Third Supplemental Indenture; and
WHEREAS, the Company has requested that the Trustee execute and deliver this Third Supplemental Indenture, and the Trustee is authorized to execute and deliver this Third Supplemental Indenture.
NOW, THEREFORE:
For and in consideration of the premises stated herein and the purchase of the Notes by the Holders thereof, the Company, the Guarantor and the Trustee covenant and agree, for the benefit of each other and the equal and proportionate benefit of the Holders of the Notes, as follows:

ARTICLE ONE
SCOPE OF SUPPLEMENTAL INDENTURE
Section 101.    Scope. This Third Supplemental Indenture constitutes a supplement to the Base Indenture, the First Supplemental Indenture and the Notes and an integral part of the Indenture and shall be read together with the Base Indenture and the First Supplemental Indenture with respect to the Notes as though all the provisions thereof are contained in one instrument. Except as expressly amended by this Third Supplemental Indenture, the terms and provisions of the Base Indenture, the First Supplemental Indenture and the Notes shall remain in full force and effect. Notwithstanding the foregoing, this Third Supplemental Indenture shall only affect the rights under the Indenture of the Holders of the Notes and shall not be deemed to affect the rights under the Indenture of the Holders of any other Securities, including the 5.125% Senior Notes due 2021 issued pursuant to the Base Indenture and the Second Supplemental Indenture.

ARTICLE TWO
DEFINITIONS
Section 201.    Definitions and Other Provisions of General Application. For all purposes of this Third Supplemental Indenture unless otherwise specified herein:
(a)all terms used in this Third Supplemental Indenture which are not otherwise defined herein shall have the meanings they are given in the Base Indenture; and
(b)the provisions of general application stated in the first paragraph of Section 101 of the Base Indenture shall apply to this Third Supplemental Indenture, except that the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Third Supplemental Indenture as a whole and not to the Base Indenture or First Supplemental Indenture, or any particular Article, Section or other subdivision of the Base Indenture, First Supplemental Indenture or this Third Supplemental Indenture.

ARTICLE THREE
AMENDMENTS TO INDENTURE AND NOTES
Section 301.    Amendments to Base Indenture.
(a)The Base Indenture is hereby amended by deleting, solely with respect to the Notes, the following Sections of the Base Indenture and all references and definitions related thereto in their entirety, and replacing all such deleted Sections, references and definitions with “[Intentionally Omitted]”:
Article Eight (Consolidation, Merger, Sale or Transfer)
Section 1005 (Restriction on Creation of Secured Debt)
Section 1006 (Restriction of Sales and Leaseback Transaction); and
Section 1007 (Waiver of Certain Covenants).
(b)The phrase “at least 30 days prior to the Redemption Date fixed by the Company” in the second sentence of Section 1102 of the Base Indenture is hereby amended, solely with respect to the Notes, to read as follows: “at least 3 Business Days prior to the Redemption Date fixed by the Company”.
(c)The phrase “not less than 30 nor more than 60 days prior to the Redemption Date” in the first sentence of Section 1104 of the Base Indenture is hereby amended, solely with respect to the Notes, to read as follows: “not less than 3 Business Days nor more than 60 calendar days prior to the Redemption Date”.
(d)The last paragraph of Section 1104 of the Base Indenture is hereby amended, solely with respect to the Notes, to read as follows: “Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company, or upon Company Request together with the notice of redemption to be given at least three Business Days prior to the date such notice of redemption is to be delivered (unless a shorter period shall be satisfactory to the Trustee), by the Trustee in the name and at the expense of the Company.
Section 302.    Amendments to First Supplemental Indenture. The First Supplemental Indenture is hereby amended by deleting Article Four and all references and definitions related thereto in their entirety.
Section 303.    Amendments to Notes.
(a)The Notes are hereby amended by deleting the fifth unnumbered paragraph on the reverse side of the Notes in its entirety.
(b)The phrase “upon not less than 30 nor more than 60 days’ notice” in the first sentence of the third unnumbered paragraph on the reverse side of the Notes is hereby amended to read as follows: “upon not less than 3 Business Days nor more than 60 calendar days’ notice”.
(c)The Notes are hereby further amended to delete all provisions inconsistent with the amendments to the Indenture effected by this Third Supplemental Indenture.

ARTICLE FOUR
MISCELLANEOUS
Section 401.    Trust Indenture Act of 1939. This Third Supplemental Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.
Section 402.    Governing Law. This Third Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. EACH OF THE COMPANY, THE GUARANTOR, AND THE TRUSTEE, AND BY ITS ACCEPTANCE THEREOF, EACH HOLDER OF A NOTE, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 403.    Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original Third Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 404.    Separability. In case any provision in this Third Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 405.    Ratification. The Base Indenture, the First Supplemental Indenture and the Notes, as supplemented and amended by this Third Supplemental Indenture, are in all respects ratified and confirmed. With respect to the Notes, the Base Indenture, the First Supplemental Indenture and this Third Supplemental Indenture shall be read, taken and construed as one and the same instrument. The Guarantor hereby confirms that the Guarantee shall apply to the Base Indenture, the First Supplemental Indenture and the Notes, as supplemented and amended by this Third Supplemental Indenture. All provisions included in this Third Supplemental Indenture supersede any conflicting provisions included in the Base Indenture ~~or~~, the First Supplemental Indenture and the Notes unless not permitted by law. The Trustee accepts the trusts created by the Indenture, including as supplemented and amended by this Third Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, including as supplemented and amended by this Third Supplemental Indenture.
Section 406.    Effectiveness. The provisions of this Third Supplemental Indenture shall become effective as of the date hereof. Notwithstanding the foregoing sentence, the provisions of this Third Supplemental Indenture shall become operative only upon the purchase by the Company, pursuant to the Tender Offer, of at least a majority in aggregate principal amount of the outstanding Notes (excluding any Notes owned by the Company, the Guarantor or any of their respective Affiliates), which means that the amendments to the Indenture effected by this Third Supplemental Indenture will be deemed to be revoked retroactive to the date of this Third Supplemental Indenture, and the Indenture will remain in its current form, if such purchase does not occur, whether because the Tender Offer is terminated by us or for any other reason. The Company will give prompt written notice that payment of the purchase price pursuant to the Tender Offer, of at least a majority in aggregate principal amount of the outstanding Notes (excluding any Notes owned by the Company, the Guarantor or any of their respective Affiliates) has been made and that the provisions of this Third Supplemental Indenture have become operative, or that the amendments to the Indenture effected by this Third Supplemental Indenture have been deemed to be revoked retroactive to the date of this Third Supplemental Indenture, and the Base Indenture, the First Supplemental Indenture and the Notes will remain in their form prior to the execution of this Third Supplemental Indenture.
Section 407.    Endorsement and Change of Form of Notes. Any Notes authenticated and delivered after the close of business on the date that this Third Supplemental Indenture becomes operative in substitution for Notes then outstanding and all Notes presented or delivered to the Trustee on and after that date for such purpose shall be stamped, imprinted or otherwise legended by the Company, with a notation as follows:
“Effective as of November 13 2018, certain restrictive covenants of the Company have been eliminated or limited, as provided in the Third Supplemental Indenture, dated as of November 12, 2018, by and among the Company, the Guarantor and the Trustee. Reference is hereby made to such Third Supplemental Indenture, copies of which may be obtained from the Company, for a description of the amendments made therein.”
Section 408.    Successors. All agreements of the Company and the Guarantor in this Third Supplemental Indenture shall bind their successors. All agreements of the Trustee in this Third Supplemental Indenture shall bind its successors.
Section 409.    Trustee's Disclaimer. The recitals contained herein shall be taken as the statements of the Company and the Guarantor and the Trustee makes no representation as to and assumes no responsibility for their correctness or liability in any manner whatsoever for or with respect to any of the recitals or statements contained herein. The Trustee makes no representation as to and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture, the Notes, any Guarantee, the consents obtained pursuant to the Tender Offer, the Offer to Purchase and Consent Solicitation Statement dated October 29, 2018, the Consent and Letter of Transmittal or any other aspect of the Tender Offer, or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantor. The Trustee executes this Third Supplemental Indenture subject to all of the terms and conditions set forth in the Base Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. For the avoidance of doubt, all of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this Third Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein. The Company hereby confirms to the Trustee that this Supplemental Indenture has not resulted in a material modification of the Notes for Foreign Account Tax Compliance Act (“FATCA”) purposes. The Trustee shall assume that no material modification for FATCA purposes has occurred regarding the Notes, unless the Trustee receives written notice of such modification from the Company.
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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

ANIXTER INC. the Company

By: /s/ Theodore A. Dosch
Name:Theodore A. Dosch Title: Executive Vice President-Finance and Chief Financial Officer

ANIXTER INTERNATIONAL INC. the Guarantor

By: /s/ Theodore A. Dosch
Name:Theodore A. Dosch Title: Executive Vice President-Finance and Chief Financial Officer

Signature Page to Third Supplemental Indenture

WELLS FARGO BANK NATIONAL ASSOCIATION, as Trustee

By: /s/ Gregory S. Clarke
Name: Gregory S. Clarke Title: Vice President

Signature Page to Third Supplemental Indenture